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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Medical Discoveries, Inc. on Form S-8 of our report dated March 27, 2002, on our audits of the consolidated financial statements of Medical Discoveries, Inc. as of December 31, 2001 and for the years ended December 31, 2001 and 2000, which report is included in the Annual Report on Form 10-KSB (File No. 000-12627).



                                        /s/ BALUKOFF LINDSTROM & CO.


Boise, Idaho
July 3, 2002